Exhibit 10.3

GAMESQUARE HOLDINGS, INC.

2026 STOCK INCENTIVE PLAN

Effective as of October 22, 2026

ARTICLE 1

PURPOSE

1.1 Purpose. The purpose of this GameSquare Holdings, Inc. 2026 Stock Incentive Plan (the “Plan”) is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article 12.

ARTICLE 2

LEGACY AWARDS

2.1 Cessation of Future Grants Under 2024 Plan. Effective as of the Effective Date, no new awards shall be granted under the 2024 Plan. The 2024 Plan shall remain in effect solely to the extent necessary to administer the 2024 Plan Awards in accordance with this Article 2.

2.2 Continuation of 2024 Plan Awards. Each 2024 Plan Award that is outstanding immediately before the Effective Date shall continue in accordance with its terms and conditions and the terms and conditions of the 2024 Plan, as in effect immediately before the Effective Date, except as otherwise expressly provided in this Plan. The adoption of this Plan shall not, by itself, constitute an amendment, substitution, assumption, regrant, acceleration, cancellation or other modification of any 2024 Plan Award.

2.3 Share Reserve Treatment. For purposes of Sections 5.2 and 5.3, Shares subject to 2024 Plan Awards shall be treated as Shares subject to outstanding Awards under this Plan. If all or any portion of a 2024 Plan Award expires, lapses, terminates, is exchanged for or settled in cash, is surrendered, repurchased, cancelled without having been fully exercised, or is forfeited, in each case in a manner that results in the Company acquiring the Shares covered by such 2024 Plan Award at a price not greater than the price paid by the participant for such Shares or in no Shares being issued with respect to such 2024 Plan Award, the unused Shares covered by such 2024 Plan Award shall become available for issuance under the Share Reserve, subject to Section 5.3. Shares subject to a 2024 Plan Award that were subject to an Incentive Stock Option shall not become available for issuance as Incentive Stock Options under this Plan unless and to the extent permitted by Code Section 422 and applicable Treasury Regulations.

2.4 Pending Awards. Any equity award approved under the 2024 Plan before the Effective Date but not granted as of the Effective Date shall be granted only under this Plan, unless the Board or Administrator expressly determines in the approval action for that award that the award was granted under the 2024 Plan before the Effective Date.

ARTICLE 3

ELIGIBILITY

3.1 Eligibility. Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE 4

ADMINISTRATION AND DELEGATION

4.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines, and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

4.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE 5

STOCK AVAILABLE FOR AWARDS

5.1 Shares Available. Subject to adjustment under Article 9 and the terms of this Article 5, Awards may be made under the Plan from the Share Reserve described in Section 5.2. In addition, the following Shares shall be available for issuance pursuant to Section 5.3 and the other provisions of this Article 5: (i) 2,503,871 Shares of Common Stock that may be issued pursuant to the Plan (the “Plan Shares”); (ii) 886,001 Shares of Common Stock issuable pursuant to any 2024 Plan Award; (iii) Shares issuable pursuant to outstanding equity awards granted under the Engine Media Holdings, Inc. Amended and Restated Omnibus Equity Plan, which the Company previously assumed as successor in interest to Engine Media Holdings, Inc. (the “Prior Plan Shares”); and (iv) Shares issuable pursuant to outstanding equity awards granted under (a) the FaZe Holdings, Inc. 2022 Omnibus Incentive Plan and (b) the FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan (collectively, the “FaZe Plan”) with respect to shares of FaZe Holdings, Inc., a Delaware corporation (“FaZe”), which were assumed by the Company and converted into equity awards in respect of Shares of Common Stock in connection with the Company’s acquisition of FaZe. As of the Effective Date, the Company will cease granting awards under the 2024 Plan, the Engine Plan and the FaZe Plan; provided, that outstanding awards granted thereunder will remain subject to their respective governing plan documents and applicable award agreements, except as otherwise expressly provided in this Plan. The Shares described in clauses (ii), (iii) and (iv) above shall be available solely for issuance upon settlement, exercise or vesting of the outstanding awards to which such Shares relate and shall not become available for grant as new Awards under this Plan to the extent any such outstanding award is forfeited, cancelled, terminated, expires unexercised, is settled in cash, or otherwise does not result in the issuance of all or a portion of the Shares subject thereto. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

5.2 Evergreen. Subject to adjustment pursuant to Article 9, the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan (the “Share Reserve”) shall equal twenty percent (20%) of the total number of Shares outstanding as of the applicable date of determination. For purposes of determining the number of Shares then available for issuance from the Share Reserve, the Share Reserve shall be reduced by the number of Shares subject to outstanding Awards, including 2024 Plan Awards pursuant to Section 2.3, FaZe Plan Awards, and Prior Plan Awards, and the number of Shares previously issued pursuant to Awards, in each case subject to Section 5.3. The Share Reserve shall automatically adjust from time to time to reflect changes in the number of outstanding Shares, without further action by the Board, the Administrator or the stockholders. Accordingly, the Share Reserve shall increase or decrease as the number of outstanding Shares increases or decreases; provided, however, that if a decrease in the number of outstanding Shares would result in the Share Reserve being reduced below the number of Shares subject to outstanding Awards granted under the Plan, including 2024 Plan Awards, FaZe Plan Awards, and Prior Plan Awards, the Share Reserve shall be reduced only to the extent necessary to ensure that sufficient Shares remain available under the Plan to satisfy all outstanding Awards, 2024 Plan Awards, FaZe Plan Awards, and Prior Plan Awards. Notwithstanding the foregoing, the Administrator may at any time establish a lower Share Reserve.

5.3 Share Recycling. If all or any part of an Award, 2024 Plan Award, FaZe Plan Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case in a manner that results in the Company acquiring Shares covered by such award at a price not greater than the price paid by the Participant for such Shares or not issuing any Shares covered by such award, the unused Shares covered by such award shall again become available for issuance under the Share Reserve in Section 5.2. To the extent that Shares subject to an Incentive Stock Option become available for future grants pursuant to this Section 5.3, such Shares shall also again become available under the ISO Share Limit in Section 5.4. Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award, 2024 Plan Award, FaZe Plan Award, or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award, 2024 Plan Award, FaZe Plan Award, or Prior Plan Award (including Shares retained by the Company from the Award, 2024 Plan Award, FaZe Plan Award, or Prior Plan Award being exercised or purchased and/or creating the tax obligation) shall not again be made available for issuance or delivery under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Share Reserve.

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5.4 Incentive Stock Option Limitations. Subject to adjustment pursuant to Article 9, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan shall be 1,500,000 Shares (the “ISO Share Limit”). The ISO Share Limit is a sublimit of, and not in addition to, the Share Reserve described in Section 5.2. Accordingly, Shares issued pursuant to Incentive Stock Options shall reduce both the ISO Share Limit and the Share Reserve. Shares subject to an Incentive Stock Option that expires, lapses, is terminated, is canceled or is forfeited without having been exercised shall again become available for issuance under the Share Reserve and, to the extent permitted by Code Section 422 and the Treasury Regulations promulgated thereunder, shall also again become available for issuance pursuant to Incentive Stock Options under this Section 5.4. Incentive Stock Options will be taken into account in the order in which they are granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the $100,000 limitation under Code Section 422(d) shall be applied in accordance with Code Section 422 and the Treasury Regulations promulgated thereunder. All Incentive Stock Options will be subject to and construed consistently with Code Section 422.

5.5 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock, or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Reserve (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

5.6 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan.

ARTICLE 6

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

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6.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 6.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, subject to the post-Termination of Service provisions of Section 10.4, provided that, subject to Section 6.6, the term of an Option or Stock Appreciation Right will not exceed ten (10) years. Notwithstanding the foregoing and unless determined otherwise by the Company, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

6.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 6.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 10.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

6.5 Payment Upon Exercise. Subject to Section 11.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

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6.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five (5) years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two (2) years from the grant date of the Option or (ii) one (1) year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option. The foregoing terms shall be incorporated into any Award Agreement evidencing an Option intended to be an Incentive Stock Option to the extent necessary to cause such Award to so qualify.

ARTICLE 7

RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1 General. The Administrator may grant Awards of Restricted Stock or Restricted Stock Units to any Service Provider, subject to such terms, conditions, vesting requirements, forfeiture provisions and other restrictions as the Administrator may determine and set forth in the applicable Award Agreement. Except as otherwise expressly provided in Section 10.4, upon a Participant’s Termination of Service, death or Disability, the treatment of any unvested Restricted Stock or Restricted Stock Units shall be governed by the applicable provisions of this Article 7 and the applicable Award Agreement.

7.2 Restricted Stock.

(a) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, unless otherwise determined by the Administrator, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to a Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

(c) Effect of Termination of Service. Except as otherwise expressly provided in Section 10.4, upon a Participant’s Termination of Service, death or Disability, all unvested Shares of Restricted Stock shall immediately be forfeited or, if required to give effect to the Company’s rights under Applicable Laws or the applicable Award Agreement, shall be subject to repurchase by the Company at the applicable repurchase price specified in the Award Agreement. Each Award Agreement evidencing Restricted Stock shall contain provisions necessary to permit the Company to effect such forfeiture or repurchase.

7.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

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(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Effect of Termination of Service. Except as otherwise expressly provided in Section 10.4, upon a Participant’s Termination of Service, death or Disability, all unvested Restricted Stock Units shall immediately terminate and be forfeited without consideration. Any vested Restricted Stock Units shall remain outstanding and shall be settled in accordance with the applicable Award Agreement and Section 11.6.

ARTICLE 8

OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS

8.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash, or other property, as the Administrator determines. Except as otherwise expressly provided in Section 10.4, upon a Participant’s Termination of Service, death or Disability, all unvested Other Stock or Cash Based Awards shall immediately terminate and be forfeited without consideration. Any vested Other Stock or Cash Based Award shall remain outstanding and shall be settled or paid in accordance with the applicable Award Agreement and Section 11.6.

8.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award shall only be paid to a Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE 9

ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

9.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article 9, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable. For the avoidance of doubt, this Section 9.1 shall apply to 2024 Plan Awards only to the extent the corresponding adjustment authority existed under the 2024 Plan and the applicable 2024 Plan Award immediately before the Effective Date.

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9.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article 5 on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

The Administrator’s authority under this Section 9.2 with respect to a 2024 Plan Award shall be no greater than the corresponding authority under the 2024 Plan and the applicable 2024 Plan Award immediately before the Effective Date.

9.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 9.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then the Administrator may provide that, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. An Award will be considered replaced with a comparable award if the Award is exchanged for an amount of cash or other property with a value equal to the amount that could have been obtained upon the settlement of such Award in such Change in Control (as determined by the Administrator), even if such cash or other property payable with respect to the unvested portion of such Award remains subject to similar vesting provisions following such Change in Control. Notwithstanding the foregoing, the Administrator will have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change in Control. The provisions of this Section 9.3 shall apply to a 2024 Plan Award only to the extent consistent with the 2024 Plan and the applicable 2024 Plan Award.

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9.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

9.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article 9.

ARTICLE 10

GENERAL PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain Designated Beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

10.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan. Each Award Agreement shall be subject to Section 10.4 and, to the extent applicable, shall contain provisions implementing the vesting cessation, forfeiture, repurchase, exercise and settlement provisions of Section 10.4.

10.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

10.4 Termination of Service. Except as otherwise provided by the Administrator in an Award Agreement, upon a Participant’s Termination of Service, each Award shall be treated as provided in this Section 10.4. This Section 10.4 shall not modify the post-Termination of Service treatment of a 2024 Plan Award, which shall remain subject to the 2024 Plan and its applicable award agreement.

(a) Termination for Cause. Upon a Participant’s Termination of Service for Cause, all outstanding Awards, whether vested or unvested, shall immediately terminate and be forfeited as of the date of such Termination of Service; provided, however, that (i) any Shares of vested Restricted Stock that have previously been issued to the Participant shall remain outstanding, except to the extent otherwise expressly provided in the applicable Award Agreement or another written agreement between the Participant and the Company, and (ii) any Award that constitutes nonqualified deferred compensation subject to Section 409A shall be treated in a manner that complies with Section 409A.

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(b) Termination Other Than for Cause, Death, or Disability. If a Participant incurs a Termination of Service for any reason other than death, Disability or Cause:

i.	the vested and exercisable portion of each Option and Stock Appreciation Right may be exercised until the earlier of (A) the date that is three (3) months following such Termination of Service and (B) the expiration of the term of such Award;

ii.	the unvested portion of each Option and Stock Appreciation Right shall immediately terminate and be forfeited upon such Termination of Service;

iii.	the unvested portion of each Restricted Stock Award, Restricted Stock Unit Award, and Other Stock or Cash Based Award shall immediately terminate and be forfeited upon such Termination of Service, and the Company may exercise any repurchase right with respect to unvested Shares of Restricted Stock as provided in Section 7.1 and the applicable Award Agreement; and

iv.	each vested Restricted Stock Unit Award and vested Other Stock or Cash Based Award shall remain outstanding and shall be settled or paid in accordance with its terms, subject to Section 11.6 and Applicable Laws.

Any vested and exercisable portion of an Option or Stock Appreciation Right that is not exercised within the period specified in this Section 10.4(b) shall automatically terminate and be forfeited upon expiration of such period.

(c) Disability. If a Participant incurs a Termination of Service as a result of the Participant’s Disability:

i.	the vested and exercisable portion of each Option and Stock Appreciation Right may be exercised until the earlier of (A) the date that is twelve (12) months following such Termination of Service and (B) the expiration of the term of such Award;

ii.	the unvested portion of each Option and Stock Appreciation Right shall immediately terminate and be forfeited upon such Termination of Service;

iii.	the unvested portion of each Restricted Stock Award, Restricted Stock Unit Award, and Other Stock or Cash Based Award shall immediately terminate and be forfeited upon such Termination of Service, and the Company may exercise any repurchase right with respect to unvested Shares of Restricted Stock as provided in Section 7.1 and the applicable Award Agreement; and

iv.	each vested Restricted Stock Unit Award and vested Other Stock or Cash Based Award shall remain outstanding and shall be settled or paid in accordance with its terms, subject to Section 11.6 and Applicable Laws.

Any vested and exercisable portion of an Option or Stock Appreciation Right that is not exercised within the period specified in this Section 10.4(c) shall automatically terminate and be forfeited upon expiration of such period.

(d) Death. If a Participant dies while a Service Provider or during the period in which an Option or Stock Appreciation Right otherwise remains exercisable following the Participant’s Termination of Service:

i.	the vested and exercisable portion of each Option and Stock Appreciation Right may be exercised by the Participant’s Designated Beneficiary or, if none, the Participant’s estate, until the earlier of (A) the date that is twelve (12) months following the Participant’s death and (B) the expiration of the term of such Award;

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ii.	the unvested portion of each Option and Stock Appreciation Right shall immediately terminate and be forfeited upon the Participant’s death;

iii.	the unvested portion of each Restricted Stock Award, Restricted Stock Unit Award, and Other Stock or Cash Based Award shall immediately terminate and be forfeited upon the Participant’s death, and the Company may exercise any repurchase right with respect to unvested Shares of Restricted Stock as provided in Section 7.1 and the applicable Award Agreement; and

iv.	each vested Restricted Stock Unit Award and vested Other Stock or Cash Based Award shall remain outstanding and shall be settled or paid to the Participant’s Designated Beneficiary or estate, as applicable, in accordance with its terms, subject to Section 11.6 and Applicable Laws.

Any vested and exercisable portion of an Option or Stock Appreciation Right that is not exercised within the period specified in this Section 10.4(d) shall automatically terminate and be forfeited upon expiration of such period.

10.5 Withholding. Each Participant must pay the Company or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 11.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

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10.6 Amendment of Award; Repricing; Backdating. The Administrator may amend, modify, or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article 9 or pursuant to Section 11.6. Notwithstanding anything in this Plan to the contrary, except as provided under Article 9, the Administrator may not (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or grant price of such outstanding Options or Stock Appreciation Rights; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise or grant price above the current Fair Market Value in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Administrator takes action to approve such Award. This Section 10.6 shall apply to a 2024 Plan Award only to the extent consistent with the 2024 Plan and the applicable 2024 Plan Award.

10.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

10.8 Minimum Vesting; Acceleration. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash Based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, and (iii) Awards to Directors who are not Employees that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable. This Section 10.8 shall not modify the vesting terms of a 2024 Plan Award.

10.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, at its discretion, that any Award may be settled in cash, Shares or a combination thereof.

10.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

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ARTICLE 11

MISCELLANEOUS

11.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

11.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

11.3 Effective Date and Term of Plan. The Plan will become effective on October 22, 2026 (the “Effective Date”), subject to approval by the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan; provided, that Awards and 2024 Plan Awards previously granted may extend beyond that date in accordance with their terms. No Award may be granted under the Plan after that tenth anniversary.

11.4 Amendment and Termination of Plan. The Administrator may amend, suspend, or terminate the Plan at any time; provided that no amendment, other than an increase to the Share Reserve, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. For the avoidance of doubt, no amendment, suspension or termination of this Plan shall materially and adversely affect a 2024 Plan Award without the holder’s consent, except as required by Applicable Laws or as permitted by the 2024 Plan and the applicable 2024 Plan Award.

11.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations, or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

11.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties, or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

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(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six (6)-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six (6)-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six (6) months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

11.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

11.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty (180) days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

11.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.9 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering, and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address, and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration, and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 11.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

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11.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company or any Subsidiary that the Administrator has approved, the Plan will govern; provided, however, that an Award Agreement or other written agreement may expressly provide that a specific provision of the Plan will not apply, except that no Award Agreement or other written agreement may modify, waive or override Section 10.4 without the prior written approval of the Board specifically referencing this Section 11.11. With respect to a 2024 Plan Award, the 2024 Plan and the applicable 2024 Plan Award agreement shall govern except to the extent this Plan expressly provides otherwise.

11.12 Governing Law; Venue; Waiver of Jury Trial. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or any Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

11.13 Clawback Provisions. All compensation received by Participants, including pursuant to Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Company (each, a “Policy”), and (b) any other clawback, recoupment, forfeiture or similar policies or provisions applicable to a Participant or required under Applicable Law (collectively, the “Recovery Arrangements”), notwithstanding any other agreement to the contrary. No recovery of compensation under any Recovery Arrangements will be an event that triggers or contributes to any right of a Participant to resign for “good reason” (or similar term) under the Plan or any Award Agreement or any other agreement with the Company or a Subsidiary or affiliate. By accepting an Award, each Participant will be deemed to have agreed that he or she is not entitled to indemnification in connection with any enforcement of the Recovery Arrangements and to have waived any rights to such indemnification under the Company’s organizational documents or otherwise. By accepting an Award, each Participant agrees to take all required action in a reasonably prompt manner, as applicable, to enable the enforcement of the Recovery Arrangements. The Administrator may condition a Participant’s receipt of an Award on such Participant’s execution of an acknowledgment pursuant to which such Participant will agree to be bound by the terms of, and comply with, the Recovery Arrangements and this Section 11.13.

11.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if there is any conflict, the Plan’s text, rather than such titles or headings, will control.

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11.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

11.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

11.17 Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

11.18 Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the absence of a designation in an Award Agreement, the currency applicable to an Award shall be U.S. Dollars.

ARTICLE 12

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

12.1 “2024 Plan” means the GameSquare Holdings, Inc. Amended and Restated 2024 Stock Incentive Plan, as amended on March 12, 2025, and as in effect immediately before the Effective Date.

12.2 “2024 Plan Award” means an equity award that was granted under the 2024 Plan and is outstanding immediately before the Effective Date.

12.3 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

12.4 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

12.5 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards. For the avoidance of doubt, “Award” does not include a 2024 Plan Award, FaZe Plan Award, or Prior Plan Award, except where this Plan expressly provides otherwise.

12.6 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

12.7 “Board” means the Board of Directors of the Company.

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12.8 “Cause” means the termination of a Participant’s service with the Company or a Subsidiary as a result of the occurrence of one or more of the following events, except as otherwise expressly provided in the applicable Award Agreement: misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its Subsidiaries; disclosure of trade secrets, client information or other confidential information; breach of the provisions of an agreement, covenant or other obligation with the Company or a Subsidiary, including without limitation an employment agreement or a non-disclosure or confidentiality agreement; material mismanagement in the performance of his or her duties; willful failure to execute or comply with the major policies of the Company or a Subsidiary or his or her stated duties; any other willful misconduct which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries; material breach of a written policy of the Company or a Subsidiary or the laws or rules of any governmental or regulatory body applicable to the Company or a Subsidiary; and conviction of, or plea of nolo contendere to, any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or a Subsidiary or otherwise impair or impede its operations. If Participant is a party to an employment or service agreement with the Company or its Subsidiaries and such agreement provides for a definition of Cause, the definition therein contained shall constitute “Cause” for purposes of this Plan in addition to the above definition. The determination of a Participant’s termination for “Cause” shall be made in the sole and absolute discretion of the Board.

12.9 “Change in Control” means the occurrence of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (except for a merger or consolidation with an entity controlled by the stockholders of the Company), (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or (iv) the adoption of a plan of dissolution or liquidation of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

12.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

12.11 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

12.12 “Common Stock” means the common stock of the Company.

12.13 “Company” means GameSquare Holdings, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

12.14 “Consultant” means any consultant or advisor engaged by the Company or any of its Subsidiaries to render services to such entity, in each case that can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.

12.15 “Data” has the meaning set forth in Section 11.9.

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12.16 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

12.17 “Director” means a Board member.

12.18 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

12.19 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

12.20 “Effective Date” has the meaning set forth in Section 11.3.

12.21 “Employee” means any employee of the Company or its Subsidiaries.

12.22 “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

12.23 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

12.24 “Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) in the absence of an established market for the Common Stock, the Administrator may determine the Fair Market Value in its discretion.

12.25 “FaZe Plan” means collectively, the FaZe Holdings, Inc. 2022 Omnibus Incentive Plan and the FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan, under which GameSquare assumed certain FaZe outstanding equity awards pursuant to the Agreement and Plan of Merger, dated October 19, 2023.

12.26 “FaZe Plan Award” means an award outstanding under the FaZe Plan, which was converted, in accordance with the terms of the Agreement and Plan of Merger dated October 19, 2023, into awards relating to GameSquare Common Stock.

12.27 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

12.28 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

12.29 “ISO Share Limit” has the meaning set forth in Section 5.4.

12.30 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

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12.31 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

12.32 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article 8.

12.33 “Participant” means a Service Provider who has been granted an Award or, solely when the context requires, a holder of a 2024 Plan Award, FaZe Plan Award, or Prior Plan Award.

12.34 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

12.35 “Plan” means this GameSquare Holdings, Inc. 2026 Stock Incentive Plan, as it may be amended from time to time.

12.36 “Prior Plan” means the Engine Media Holdings, Inc. Amended and Restated Omnibus Equity Plan, which the Company previously assumed as successor in interest to Engine Media Holdings, Inc.

12.37 “Prior Plan Award” means an award outstanding under the Prior Plan.

12.38 “Restricted Stock” means Shares awarded to a Participant under Article 7 subject to certain vesting conditions and other restrictions.

12.39 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article 7 subject to certain vesting conditions and other restrictions.

12.40 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

12.41 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

12.42 “Securities Act” means the U.S. Securities Act of 1933, as amended.

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12.43 “Service Provider” means an Employee, Consultant or Director.

12.44 “Share Reserve” has the meaning set forth in Section 5.2.

12.45 “Shares” means shares of Common Stock.

12.46 “Stock Appreciation Right” means a stock appreciation right granted under Article 6.

12.47 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

12.48 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

12.49 “Termination of Service” means the date the Participant ceases to be a Service Provider. A Participant’s status as a Service Provider shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which Participant renders such service, provided there is no interruption or termination of Participant’s continuous status as a Service Provider. The Administrator, in its sole discretion, may determine whether continuous service as a Service Provider shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

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